                                                                     Exhibit 5.1

                   [Letterhead of Appleby, Spurling & Kempe]

                                                                          CEA/ar
                                                                      #73846.002



                                                            17th September, 1998



Global Crossing Holdings Ltd.
Wessex House
First Floor
45 Reid Street
Hamilton HM 12
Bermuda



Dear Sirs,

            RE:  REGISTRATION STATEMENT ON FORM S-4 (NO. 333-61457)
            -------------------------------------------------------

We have acted as Bermuda counsel for Global Crossing Holdings Ltd., a Bermuda company (the "Company"), and Global Crossing Ltd., Global Telesystems Holdings Ltd. and Global Crossing International, Ltd. (the "Bermuda Guarantors"), in connection with the proposed offer and exchange (the "Exchange Offer") by the Company of (i) US$800,000,000 aggregate principal amount of the Company's 9 % Senior Notes due 2008 (the "Exchange Notes"), which have been registered with the United States Securities and Exchange Commission (the "Commission") under the United States Securities Act of 1933, as amended (the "Securities Act"), for
(ii) an equal principal amount of its outstanding 9 % Senior Notes due 2008
(the "Restricted Notes"). The Exchange Notes are to be issued pursuant to an Indenture dated as of May 18th, 1998 (the "Indenture") by and among the Company, the Guarantors (including the Bermuda Guarantors) and United States Trust Company of New York, as trustee (the "Trustee").

We are giving this opinion in connection with the Registration Statement on Form S-4 (Registration No. 333-61457), as amended, relating to the Exchange Offer. Unless otherwise defined herein, capitalized terms used herein have the respective meanings ascribed to those terms in the Registration Statement.
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                                      -2-

For the purposes of the opinions herein expressed, we have examined and relied upon the documents listed and where appropriate defined in the Schedule to this opinion.

This opinion is confined to and given on the basis of the laws of Bermuda presently in force as currently applied by the courts of Bermuda. We have made no investigation of and express no opinion as to the laws of any jurisdiction other than Bermuda.

Assumptions
-----------

In giving our opinion we have assumed:

(i) the capacity, power and authority of each of the parties to the Documents other than the Company and the Bermuda Guarantors;

(ii) that each party, other than the Company and the Bermuda Guarantors, has duly authorised, and that each party has duly executed, delivered and taken such other action as may be required for such party to enter into each of the Documents to which such party is a party;

(iii) that each of the Documents constitutes the legal, valid and binding obligation of each party, other than the Company and the Bermuda Guarantors and is enforceable against each such party in accordance with its terms;

(iv) that the Documents are valid, binding and enforceable under the laws of the State of New York, by which each is expressed to be governed;

(v) that the information disclosed by our Searches did not fail to disclose any material information which had been delivered for filing or registration but which was not disclosed or did not appear on the public file at the time of our Searches;

(vi) that there is no provision of the law of any jurisdiction, other than Bermuda, which would have any implication in relation to the opinions herein expressed;

(vii) the genuineness of all signatures on the documents which we have examined and that the Registration Statement has been signed on behalf of the Company and the Guarantors by the respective persons whose names appear on the signature pages thereof;

(viii) the conformity to original documents of all documents produced to us as copies and the authenticity of all original documents which, or copies of which, have been submitted to us;
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                                      -3-

(ix) the accuracy and completeness of all factual representations (and not any representations as to matters of Bermuda law) made in the Resolutions, the Documents and the Registration Statement examined by us;

(x) that the Resolutions are in full force and effect and have not been rescinded or amended; and

(xi) that the Restricted Notes have only been issued in global form and that no definitive Restricted Notes have been issued.

Opinion
-------

Based upon and subject to the foregoing, and subject to the reservations mentioned below and to any matters not disclosed to us, we are of the opinion that:

(1) The Company and each of the Bermuda Guarantors have taken all necessary corporate action to authorise the execution and delivery of the Registration Statement and the Documents to which each is a party and to authorise the performance of the transactions contemplated therein and, in the case of the Company, to authorise the issue and delivery of the Company's Exchange Notes due 2008 and in the case of the Bermuda Guarantors to authorise the giving of the guarantee set forth in the Indenture and the execution and delivery of the notation of such guarantee on the Exchange Notes in accordance with the terms of the Indenture.


(2) The Exchange Notes, when issued in accordance with the terms of the Indenture, duly executed by the Company, duly authenticated by the Trustee, and issued and delivered against exchange of the Restricted Notes in accordance with the terms set forth in the Prospectus that forms a part of the Registration Statement, will constitute the legal and binding obligations of the Company under the laws of Bermuda.

Reservations
------------

Our reservations are as follows:

(A) We express no opinion as to whether specific performance or injunctive relief, being equitable remedies, would necessarily be available in respect of any of the obligations of the Company or the Bermuda Guarantors as set out in the Documents or the Exchange Notes.
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                                      -4-

(B) Any provision that certain calculations and/or certificates will be conclusive and binding will not be effective if such calculations or certificates are fraudulent or erroneous on their face, and will not necessarily prevent judicial enquiries into the merits of any claim by an aggrieved party.

(C) Where an obligation is to be performed in a jurisdiction other than Bermuda, a Bermudian court may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to the public policy of, such other jurisdiction.

(D) The obligations of the Company or the Bermuda Guarantors under the Documents to which they are a party and the Exchange Notes will be subject to any laws from time to time in effect relating to bankruptcy or liquidation and to any other laws or other legal procedures affecting generally the enforcement of creditors' rights and may also be the subject of a statutory limitation of the time within which proceedings may be brought.

(E) To the extent that it is provided in the Documents or the Exchange Notes that interest may be payable at a higher rate of interest on a default or on overdue amounts than on amounts which are current, we express no opinion as to the validity or the binding effect of such provision. A Bermuda court might not give effect to such a provision if it could be established that the amount expressed as being payable was in the nature of a penalty; that is to say a requirement for a stipulated sum to be paid irrespective of, or necessarily greater than, the loss likely to be sustained.

(F) Section 9 of the Interest and Credit Charges (Regulations) Act, 1975 provides that a judgment debt shall unless the Court otherwise orders carry interest at the statutory rate from the time the judgment is given until the judgment is satisfied. The current rate is 7% per annum.

(G) A Bermuda court may refuse to give effect to any provisions of the documents in respect of costs of unsuccessful litigation brought before the Bermuda court or where that court has itself made an order for costs.

This opinion is addressed to you in connection with and for the purposes of the transaction contemplated by the Documents. We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the reference to our Firm under the caption "Service of Process and Enforcement of Liabilities" and "Legal Matters" in the Prospectus that forms a part of the Registration Statement. In giving this consent, we do not concede that we are an "expert" for the purposes of the Securities Act.

This opinion may not be relied upon or reproduced or delivered in any other context or by any other person without prior written consent, except that the law firm of Simpson
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                                      -5-

Thacher & Bartlett may rely on this opinion as if it were addressed to them for the purposes of rendering their opinion to the Company dated the date hereof in connection with the Registration Statement.

This opinion is issued on the basis that it will be governed by and construed in accordance with the laws of Bermuda.

                              Yours faithfully,


                        /s/ Appleby, Spurling & Kempe

                            APPLEBY, SPURLING & KEMPE
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                                      -6-

                                   SCHEDULE
                                    ---------
                                   DOCUMENTS
                                   ---------


(i) a copy of the Pre-Effective Amendment No.1 to Form S-4 Registration Statement under the Securities Act of 1933, as filed with the Securities and Exchange Commission on August 21, 1998, without the Exhibits thereto, (the "Registration Statement");

(ii) a copy of the executed Purchase Agreement dated May 13, 1998 (the "Purchase Agreement");

(iii) a copy of the executed Indenture (the "Indenture") dated as of May 18, 1998 among the Company, the Guarantors (including the Bermuda Guarantors) and the Trustee;

(iv) a copy of the executed Registration Rights Agreement (the "Registration Agreement") dated May 18, 1998 among the Company, the Guarantors (including the Bermuda Guarantors) and the Initial Purchases;

(the Purchase Agreement, the Indenture and the Registration Agreement are hereinafter together called the "Documents")

(v) certified copies of the Certificate of Incorporation, Register of Directors and Officers (as at 13th May 1998, 18th May 1998 and 14th September 1998), Memorandum of Association and Bye-Laws of the Company and of each of the Bermuda Guarantors;

(vi) certified copies of Minutes of Meetings of the Board of Directors and of the Shareholders of the Company and of each of the Bermuda Guarantors as listed below (the "Resolutions") :

THE COMPANY
-----------

Meetings of the Board of Directors held:

 .  30th April, 1998
 .  13th May, 1998


THE BERMUDA GUARANTORS
----------------------

1.  Global Crossing International, Ltd.
    -----------------------------------

     Meetings of the Board of Directors held:
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 .    15th October, 1997
 .    20th March, 1998
 .    4th May, 1998
 .    13th May, 1998

2.  Global Telesystems Holdings Ltd.
    --------------------------------

(i)  Meetings of the Board of Directors held:


 .    25th March, 1997
 .    20th March, 1998
 .    4th May, 1998
 .    13th May, 1998

(ii) Meetings of the Members held:

 .    25th March, 1997

3.   Global Crossing Ltd.
     -------------------

     Meeting of the Board of Directors held:

 .    18th March, 1998
 .    27th April,  1998


(vii) the documents of public record in respect of the Company and the Bermuda Guarantors, maintained by the Register of Companies in Bermuda as revealed by searches conducted on 14 September, 1998;

(viii) the entries and filings shown in respect of the Company and the Bermuda Guarantors in the Supreme Court Causes Book at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search conducted on 14 September, 1998;

(the searches referred to in items (vii) and (viii) are referred to as the "Searches")

We have also examined originals or copies certified or otherwise identified to our satisfaction, of certificates of public officials and such other documents of public record (the "Public Documents") as we have deemed necessary or appropriate for the purpose or rendering this opinion.